For period ended 10/31/2004
Registrant Name: AMR Investment Services Trust
File Number: 811-9098


EXHIBIT 99.906CERT


William F. Quinn and Rebecca L. Harris, respectively, the President and Treasurer of the AMR Investment Services Trust (the "Registrant"), each certify to the best of his or her knowledge and belief that:

1. the Registrant's report on Form N-CSR for the period ended October 31, 2004 (the "Form N-CSR") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ William F. Quinn                      /s/ Rebecca L. Harris
--------------------                      ---------------------
William F. Quinn                          Rebecca L. Harris
President                                 Treasurer
AMR Investment Services Trust             AMR Investment Services Trust

Date: January 7, 2005


A signed original of this written statement required by Section 906 has been provided to AMR Investment Services Trust and will be retained by AMR Investment Services Trust and furnished to the Securities and Exchange Commission or its staff upon request.